UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 14, 2022

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	001-38314	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2022, MVB Financial Corp. (the “Company”) issued a press release announcing the planned appointment of Steven E. Crouse as the Company’s Chief Financial Officer, with such appointment to be contingent upon, and effective following the closing of the previously announced acquisition of Integrated Financial Holdings, Inc. (“IFH”).

Mr. Crouse, age 58, has served since 2019 as the Executive Vice President and Chief Financial Officer of IFH, with responsibility for the financial management of IFH and its wholly owned subsidiary, West Town Bank & Trust. From 2004 until 2018, Mr. Crouse was the Executive Vice President, Chief Financial Officer of Paragon Bank (now TowneBank) and from 1998 to 2004 was the Senior Vice President, Finance and Chief Accounting Officer at Capital Bank Financial Corporation. Prior to 1998, Mr. Crouse served as an audit manager at McGladry & Pullen (now RSM US LLP). Mr. Crouse is a certified public accountant and holds a B.A. degree in Accounting from North Carolina State University.

There are no arrangements or understandings between Mr. Crouse and any other person pursuant to which Mr. Crouse will be appointed to serve as Chief Financial Officer of the Company, and there is no family relationship between Mr. Crouse and any of the Company’s other directors or executive officers. There are also no related party transactions between Mr. Crouse and the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K.

In connection with his planned appointment, MVB and Mr. Crouse entered into an offer letter (the “Offer Letter”) setting forth the terms of his employment, contingent and effective upon the closing of the acquisition of IFH. Under the Offer Letter, Mr. Crouse will receive an initial annual base salary of $300,000 as well as the receipt of 5,000 shares of Company stock options, at then current market value as of the first day of employment, vesting over five years. Mr. Crouse will also be eligible to participate in the MVB Executive Incentive Compensation Plan for 2022, prorated to his start date, with a 2022 cash incentive target of 25% of base salary, with a maximum cash incentive potential of up to 37.5% of base salary, as well as participating in the MVB Long-Term Incentive Plan, with a long-term incentive target of 25% of base salary in time and performance based restricted stock units. During his employment, Mr. Crouse will be reimbursed for job related expenses and will be eligible for vacation and sick leave, prorated based on start date, as well as being eligible to participate in all health and welfare benefit plans currently offered by the Company.

A copy of the press release announcing the planned appointment of Mr. Crouse is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press release of MVB Financial Corp. dated September 14, 2022

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By:	/s/ Donald T. Robinson
Donald T. Robinson President and Chief Financial Officer

Date: September 14, 2022